Exhibit 10.2

FIFTH AMENDMENT TO THE

JAMES RIVER GROUP HOLDINGS, LTD. 2014 LONG-TERM INCENTIVE PLAN

This amendment (this “Amendment”), effective as of November 7, 2025 (the “Effective Date”), by James River Group Holdings, Inc., a Delaware corporation (“James River Delaware”) and, before changing its place of incorporation from Bermuda to the State of Delaware, James River Group Holdings, Ltd., a Bermuda exempted company (said Bermuda exempted company and, upon such change, said Delaware corporation, the “Company”), amends the James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan (the “Plan”).

WHEREAS, the Company, currently maintains and sponsors the Plan;

WHEREAS, Section 13(e) of the Plan provides that the Board of the Directors of the Company (“Board”) may amend the Plan at any time;

WHEREAS, the Board has determined it to be in the Company’s best interests to amend the Plan as set forth herein; and

NOW, THEREFORE, the Plan shall be amended as follows:

1.	Capitalized terms that are not defined in this Amendment shall have the meanings ascribed thereto in the Plan, except as otherwise provided herein. As used in this Amendment, the word “herein” refers to this Amendment as a whole and not to any particular article, section or other subdivision of this instrument.

2.	Section 1 of the Plan shall be, and hereby is, amended and restated in its entirety as follows:

“Purpose. The purposes of the Plan are to (a) enable the Company and its Affiliates to attract and retain individuals who will contribute to the Company’s long range success; (b) motivate key personnel to produce a superior return to the shareholders of the Company and its Affiliates by offering such individuals an opportunity to realize share appreciation, by facilitating share ownership, and by rewarding them for achieving a high level of corporate performance; and (c) promote the success of the Company’s business.”

3.	Section 2(j) of the Plan shall be, and hereby is, amended and restated in its entirety as follows:

“‘Company’ means James River Group Holdings, Inc., a Delaware corporation, or any successor to all or substantially all of its business by merger, amalgamation, consolidation, purchase of assets or otherwise.”

4.	Section 2(q) of the Plan shall be, and hereby is, amended and restated to read in its entirety as follows with deleted language indicated by ~~strikethrough~~:

(q)

“‘Fundamental Change’ means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company (in one or a series of transactions), a merger, amalgamation or consolidation of the Company with or into any other corporation or company, regardless of whether the Company is the surviving corporation or company, or a statutory share exchange ~~(or analogous proceedings under applicable Bermuda law)~~ involving capital shares of the Company.”

5.	Section 2(dd) of the Plan shall be, and hereby is, amended and restated to read in its entirety as follows:

(dd)

“‘Plan’ means this James River Group Holdings, Inc. 2014 Long-Term Incentive Plan, as amended and in effect from time to time.”

6.	Section 13(f) of the Plan shall be, and hereby is, amended and restated to read in its entirety as follows with deleted language indicated by ~~strikethrough~~:

(f)

“Adjustment for Changes in Capitalization. Appropriate adjustments (a) in the aggregate number and type of securities that may be issued, represented, and available for Awards under this Plan, (b) in the limitations on the number and type of securities that may be issued to an individual Participant, (c) in the number and type of securities and amount of cash subject to Awards then outstanding, (d) in the Option purchase price as to any outstanding Options, (e) in the purchase price as to any outstanding Share Appreciation Rights, and, (f) subject to Sections 9(b) and 12(c) hereof, in outstanding Performance Shares and performance-based Awards and payments with respect to outstanding Performance Shares and performance-based Awards, and comparable adjustments, if applicable, to any outstanding Other Award, automatically shall be made to give effect to adjustments made in the number or type of Shares through a Fundamental Change, divestiture, distribution of assets to shareholders (other than ordinary cash dividends), reorganization, recapitalization, reclassification, share dividend, share split, reverse share split, share combination or exchange or consolidation, rights offering, spin-off or other relevant change ~~or similar or analogous change under applicable Bermuda law~~, provided that fractional Shares shall be rounded down to the nearest whole Share.”

7.	Section 15 of the Plan shall be, and hereby is, amended and restated to read in its entirety as follows:

15.

“Governing Law. To the extent not preempted by federal laws of the United States, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.”

8.	References to “common shares” of the Company shall mean “common stock” of James River Group Holdings, Inc.

9.	To the extent that Shares are required to, or may, be issued pursuant to an Award, shares of James River Group Holdings, Inc. common stock, par value $0.0002 per share, will be issued upon the exercise of, or the payment of, any such Awards previously or hereafter granted under the Plan, including Awards that were granted and outstanding prior to the Effective Date.

10.	Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the Company has executed this Fifth Amendment to the James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan as of the 7th day of November, 2025.

JAMES RIVER GROUP HOLDINGS, INC.

By:	/s/ Frank N. D’Orazio
Name:	Frank N. D’Orazio
Title:	Chief Executive Officer

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